Exhibit 23.2

DIXON HUGHES GOODMAN LLP

Certified Public Accountants and Advisors

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Asheville Savings Bank S.S.B. and Subsidiary

Asheville, North Carolina

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 26, 2011, relating to the consolidated financial statements of Asheville Savings Bank S.S.B. and Subsidiary. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

Asheville, North Carolina May 26, 2011

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